ATTORNEYS AT LAW 777 EAST WISCONSIN AVENUE MILWAUKEE, WI 53202-5306 414.271.2400 TEL 414.297.4900 FAX WWW.FOLEY.COM AUSTIN BOSTON CHICAGO DALLAS DENVER DETROIT HOUSTON JACKSONVILLE LOS ANGELES MADISON MEXICO CITY MIAMI MILWAUKEE NEW YORK ORLANDO SACRAMENTO SALT LAKE CITY SAN DIEGO SAN FRANCISCO SILICON VALLEY TALLAHASSEE TAMPA WASHINGTON, D.C. BRUSSELS TOKYO 4866-1387-3277.1 November 14, 2023 Harley-Davidson, Inc. 3700 West Juneau Avenue Milwaukee, Wisconsin 53208 Ladies and Gentlemen: We have acted as counsel for Harley-Davidson, Inc., a Wisconsin corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”), including the prospectus constituting a part thereof (the “Prospectus”), to be filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance and sale by the Company from time to time of an indeterminate amount of: (i) shares of the Company’s common stock, $0.01 par value (the “Common Stock”); (ii) shares of the Company’s preferred stock, $1.00 par value (the “Preferred Stock”), which may be issued in the form of depositary shares evidenced by depositary receipts (the “Depositary Shares”) representing fractional interests of the shares of Preferred Stock; (iii) debt securities of the Company (the “Debt Securities”); (iv) warrants to purchase Common Stock, Preferred Stock, Depositary Shares, Debt Securities or other securities of the Company (the “Warrants”); (v) contracts to purchase shares of Common Stock or other securities of the Company (the “Stock Purchase Contracts”); and (vi) units, each comprised of a Stock Purchase Contract and either debt obligations or other securities of the Company or debt obligations of third parties securing the holder’s obligation to purchase Common Stock or other securities under the Stock Purchase Contract (the “Equity Units” and, together with the Common Stock, the Preferred Stock, the Depositary Shares, the Debt Securities, the Warrants and the Stock Purchase Contracts, the “Securities”). The Prospectus provides that it will be supplemented in the future by one or more supplements to such Prospectus and/or other offering material (each, a “Prospectus Supplement”). As counsel to the Company in connection with the proposed issuance and sale of the Securities, we have examined: (i) the Registration Statement, including the Prospectus, and the exhibits (including those incorporated by reference) constituting a part of the Registration Statement; (ii) the Company’s Restated Articles of Incorporation, as amended to date, (iii) the Company’s By- laws, as amended and restated to date; (iv) the Form of Indenture by and between the Company and Citibank, N.A., as trustee (the “Indenture”); (v) the corporate proceedings taken by the Company’s Board of Directors to authorize the filing of the Registration Statement; and (vi) such other proceedings, documents and records as we have deemed necessary or appropriate to enable us to render this opinion. In our examination of the above-referenced documents, we have assumed the genuineness of all manual and electronic signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with the originals of all documents

Harley-Davidson, Inc. November 14, 2023 Page 2 submitted to us as copies. We have also assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will comply with all applicable laws; (ii) a Prospectus Supplement, if required, will have been prepared and filed with the SEC describing the Securities offered thereby; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and any applicable Prospectus Supplement; (iv) the Indenture, together with any supplemental indenture or officer’s certificate setting forth the terms of a series of Debt Securities to be issued under the Indenture, will be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us; (v) a Form T-1 will be filed with the SEC with respect to the trustee under the Indenture or with respect to the trustee executing any supplemental indenture to the Indenture; (vi) a definitive purchase, underwriting, placement, dealer or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (vii) any Securities issuable upon conversion, exchange or exercise of any Security being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise; (viii) with respect to shares of Common Stock or Preferred Stock offered, there will be sufficient shares of Common Stock or Preferred Stock authorized under the Company’s Restated Articles of Incorporation, as amended to date, and not otherwise reserved for issuance; (ix) the deposit agreement, to be entered into between the Company and the depositary named therein (the “Depositary”) and under which the Depositary Shares will be issued (the “Depositary Agreement”), will be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us; and (x) the warrant agreement, to be entered into between the Company and the warrant agent named therein (the “Warrant Agent”) and under which the Warrants will be issued (the “Warrant Agreement”), will be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us. Based upon and subject to the foregoing and the other matters set forth herein, and having regard for such legal considerations as we deem relevant, we are of the opinion that: 1. All requisite action necessary to make any shares of Common Stock validly issued, fully paid and nonassessable, except as otherwise provided herein, will have been taken when: a. The Company’s Board of Directors, or a committee thereof duly authorized by the Board of Directors, shall have adopted appropriate resolutions to authorize the issuance and sale of the Common Stock; and b. Such shares of Common Stock shall have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above. 2. All requisite action necessary to make any shares of Preferred Stock validly issued, fully paid and nonassessable, except as otherwise provided herein, will have been taken when:

Harley-Davidson, Inc. November 14, 2023 Page 3 a. The Company’s Board of Directors, or a committee thereof duly authorized by the Board of Directors, shall have adopted appropriate resolutions to establish the powers, designations, preferences and relative, participating, optional or other rights, if any, or the qualifications, limitations or restrictions, if any, and other terms of such shares as set forth in or contemplated by the Registration Statement, the exhibits thereto and any Prospectus Supplement relating to the Preferred Stock, and to authorize the issuance and sale of such shares of Preferred Stock; b. Articles of Amendment to the Company’s Restated Articles of Incorporation with respect to the powers, designations, preferences and relative, participating, optional or other rights, if any, or the qualifications, limitations or restrictions, if any, and other terms of such shares shall have been filed with the Department of Financial Institutions of the State of Wisconsin in the form and manner required by law; and c. Such shares of Preferred Stock shall have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above. 3. All requisite action necessary to make any depositary receipts evidencing the Depositary Shares constitute valid, legal and binding obligations of the Company, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium and other similar laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law, shall have been taken when: a. The Company’s Board of Directors, or a committee thereof duly authorized by the Board of Directors, shall have adopted appropriate resolutions to establish the powers, designations, preferences and relative, participating, optional or other rights, if any, or the qualifications, limitations or restrictions, if any, and other terms of the shares of Preferred Stock underlying the Depositary Shares as set forth in or contemplated by the Registration Statement, the exhibits thereto and any Prospectus Supplement relating to such Preferred Stock, and to authorize the issuance of such shares of Preferred Stock; b. Articles of Amendment to the Company’s Restated Articles of Incorporation with respect to the powers, designations, preferences and relative, participating, optional or other rights, if any, or the qualifications, limitations or restrictions, if any, and other terms of the Preferred Stock underlying the Depositary Shares shall have been filed with the Department of Financial Institutions of the State of Wisconsin in the form and manner required by law; c. The Company’s Board of Directors, or a committee thereof or one or more officers of the Company, in each case duly authorized by the Board of Directors, shall have

Harley-Davidson, Inc. November 14, 2023 Page 4 taken action to approve and establish the terms of the Depositary Agreement and such Depositary Agreement shall have been duly executed and delivered; d. The Preferred Stock underlying the Depositary Shares shall have been duly issued and delivered to the Depositary; e. The terms of such Depositary Shares and depositary receipts evidencing the Depositary Shares and of their issuance and sale shall have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental entity having jurisdiction over the Company; f. Such Depositary Shares and depositary receipts evidencing the Depositary Shares shall have been duly executed, issued and delivered in accordance with the Depositary Agreement and their respective terms and provisions; and g. Such Depositary Shares and depositary receipts evidencing the Depositary Shares shall have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above. 4. All requisite action necessary to make any Debt Securities valid, legal and binding obligations of the Company, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium and other similar laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law, shall have been taken when: a. The Company’s Board of Directors, or a committee thereof or one or more officers of the Company, in each case duly authorized by the Board of Directors, shall have taken action to establish the terms of such Debt Securities and to authorize the issuance and sale of such Debt Securities; b. The terms of such Debt Securities and of their issuance and sale have been established in conformity with the Indenture, as then amended or supplemented, so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental entity having jurisdiction over the Company; c. Such Debt Securities shall have been duly executed, authenticated and delivered in accordance with the terms and provisions of the Indenture, as amended or supplemented; and

Harley-Davidson, Inc. November 14, 2023 Page 5 d. Such Debt Securities shall have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above. 5. All requisite action necessary to make any Warrants valid, legal and binding obligations of the Company, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium and other similar laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law, shall have been taken when: a. The Company’s Board of Directors, or a committee thereof or officers of the Company, in each case duly authorized by the Board of Directors, shall have taken action to approve and establish the terms and form of the Warrants and the documents, including any Warrant Agreement evidencing and used in connection with the issuance and sale of the Warrants, and to authorize the issuance and sale of such Warrants; b. The terms of such Warrants and of their issuance and sale have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental entity having jurisdiction over the Company; c. Any Warrant Agreement shall have been duly executed and delivered; d. Such Warrants shall have been duly executed and delivered in accordance with the terms and provisions of the applicable Warrant Agreement; and e. Such Warrants shall have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above. 6. All requisite action necessary to make any Stock Purchase Contracts and Equity Units valid, legal and binding obligations of the Company, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium and other similar laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law, shall have been taken when: a. The Company’s Board of Directors, or a committee thereof or one or more officers of the Company, in each case duly authorized by the Board of Directors, shall have taken action to approve and establish the terms of the Stock Purchase Contracts and the

Harley-Davidson, Inc. November 14, 2023 Page 6 documents evidencing and used in connection with the issuance and sale of the Equity Units, and to authorize the issuance and sale of such Stock Purchase Contracts and Equity Units; b. The terms of such Stock Purchase Contracts and Equity Units and of their issuance and sale have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental entity having jurisdiction over the Company; c. Such Stock Purchase Contracts and Equity Units shall have been duly executed and delivered in accordance with their respective terms and provisions; and d. Such Stock Purchase Contracts and Equity Units shall have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above. With respect to the foregoing opinion in paragraphs 1 and 2, at one time Section 180.0622(2)(b) of the Wisconsin Business Corporation Law imposed personal liability upon shareholders for debts owing to employees of the Company for services performed, but not exceeding six months’ service in any one case. This statutory provision was repealed by 2005 Wisconsin Act 474, which provided that the repeal applies to debts incurred on or after June 14, 2006. We express no opinion as to the laws of any jurisdiction other than the States of Wisconsin and New York and the federal laws of the United States. We hereby consent to the reference to our firm under the caption “Legal Matters” in the Prospectus that is filed as part of the Registration Statement, and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act. Very truly yours, /s/ Foley & Lardner LLP